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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                          January 27, 1994


              JOSEPH S. COMPOFELICE NAMED CHIEF FINANCIAL OFFICER
                   AT NL INDUSTRIES AND TREMONT CORPORATION


        J. Landis Martin, president and chief executive officer of NL Industries and Tremont Corporation, today announced that Joseph S. Compofelice has been named vice president and chief financial officer for NL Industries, Inc. and Tremont Corporation, effective February 7, 1994.

        Mr. Compofelice was most recently vice president and chief financial officer for Baroid Corporation, an oilfield service company which merged with Dresser Industries on January 21. Prior to Baroid, he held executive positions with several oilfield services-related divisions of Smith International, Inc. over an 11-year period. Compofelice holds an MBA degree from Pepperdine University and a BS degree in accounting from California State University.

        NL Industries is a worldwide producer of titanium dioxide pigments, rheological additives and specialty chemicals. Tremont Corporation is an international producer of titanium metal products for a wide range of industries.


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